Exhibit 99.1

ORAGENICS PRICES $5.25 MILLION COMMON STOCK OFFERING

November 20, 2020

ORAGENICS, INC. (NYSE AMERICAN: OGEN) (“Oragenics” or the “Company”), a company focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic, today announced the pricing of an underwritten public offering of 14,189,189 shares of its common stock at a price to the public of $0.37 per share. The gross proceeds to the Company from this offering are expected to be approximately $5,250,000, before deducting underwriting discounts and commissions and other estimated offering expenses. Oragenics has granted the underwriters a 45-day option to purchase up to an additional 2,128,378 shares of common stock to cover over-allotments, if any. The offering is expected to close on or about November 24, 2020, subject to customary closing conditions.

A.G.P./Alliance Group Partners is acting as sole book-running manager for the offering.

The Company intends to use the net proceeds of the offering primarily to continue funding our pre-clinical development of our SARS-CoV-2 vaccine, Terra CoV-2 and our lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures and working capital.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-235763) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on January 13, 2020. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering was filed with the SEC. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Oragenics has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Oragenics and such offering. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC. The preliminary prospectus supplement and accompanying prospectus is also available, and the final prospectus supplement and accompanying prospectus will be available, on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oragenics, Inc.

Oragenics, Inc. is focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease. The Company is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from novel coronavirus. The Terra CoV-2 immunization leverages coronavirus spike protein research conducted by the National Institute of Health. In addition, Oragenics has an exclusive worldwide channel collaboration with ILH Holdings, Inc. (n/k/a Eleszto Genetika, Inc.), relating to the development of novel lantibiotics.

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Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about Oragenics, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the proposed underwritten offering of common stock. Oragenics may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Oragenics will be able to raise capital, the final terms of the underwritten offering of common stock, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock, Oragenics’ business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by Oragenics, see disclosures contained in Oragenics’ public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by our Form 8-K Report filed with the SEC on May 8, 2020, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Oragenics undertakes no obligation to update such statements as a result of new information, except as required by law.

Oragenics Company Contact:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

Investor Relations:

John Marco

Managing Director

CORE IR

516-222-2560

johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com

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